rennova chief executive officer seamus lagan joins stock day for business update

WEST PALM BEACH, Fla. (July 1st, 2019) – Rennova Health, Inc. (OTC: RNVA), (OTC: RNVAW) (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers that acquired Jellico Community Hospital, its third rural hospital in Tennessee, at the beginning of March 2019, announces that Rennova CEO and President of the Company, Seamus Lagan, joined Stock Day host Everett Jolly for a business update.

Jolly began the interview by asking Lagan when he expects the 2018 financials to be completed. Lagan explained that changes in management, as well as increased business operations, have delayed the financials from being completed. However, the Company is on the way to completing their 2018 audit and expects to be fully compliant and up-to-date by mid-August.

Jolly then asked about the Company’s rural hospital model and their most recent acquisition. Lagan explained that the Company’s business model is incredibly effective and shared his excitement for the growing opportunities provided by rural communities. He also shared that the more recent acquisition has progressed smoothly, although the Company’s previous acquisition presented more of a challenge. While transitioning billing services for the second company, from the seller to a new billing company in December 2018, an inaccurate pricing list was uploaded into the billing system at the facility. This resulted in a few setbacks to cash flow and put financial strain on all of the Company’s facilities. However, corrective action was implemented, and the Company is eager to put this difficult period behind it.

Lagan also shared that the Company is very confident in the addition of their third business, which is expected to continue its previous history of $1 million in revenue per month. He further explained, “We’re just in the final processes of the change of ownership, so we haven’t started receiving any collections yet.” However, he shared that the Company can expect to see these collections in the near future.

Jolly then asked Lagan about the Company’s goals for the remaining quarters in 2019. Lagan stated, “The rest of this year will be a consolidation of the current business operations.” He explained that the Company will keep their focus on the stabilization and integration of their businesses, while also increasing management capabilities to improve upon their existing business model. He also added that one of the Company’s main ambitions is to be cash-flow positive by the end of 2019.

To close the interview, Lagan shared his excitement for the future of the Company despite experiencing a few challenges during its second acquisition. “This has been a difficult period,” stated Lagan. He added, “we have a very different business plan and opportunity than we had 12-24 months ago.” He also shared his excitement for the release of the Company’s 2018 financials, “We really look forward to getting those numbers out there and letting people see what we’ve achieved.”

To hear Seamus Lagan’s entire interview, follow the link to the podcast here: https://audioboom.com/posts/7301595-ceo-seamus-lagan-of-rennova-health-inc-otcqb-rnva-june-19-update

About Rennova Health, Inc.

Rennova operates three rural hospitals and a physician’s office in Tennessee and a rural clinic in Kentucky, and provides industry-leading diagnostics and supportive software solutions to healthcare providers. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

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